SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: April 14, 2000
                        (Date of earliest event reported)


                                PRETORY USA, INC.
             (Exact name of registrant as specified in its charter)



     Nevada                   0-28597                33-0780055
(State or other            (Commission              (IRS Employer
 jurisdiction of            File Number)             Identification
 incorporation)                                      Number)


  161 West 54th Street, Suite 602, New York, New York       10019
 (Address of principal executive offices)                (Zip Code)



Registrant's telephone number including area code      (212) 707-8661


----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

     (a) On April 14, 2000, the Company was informed by Mazars & Guerard, LLP, its independent public accountants that they were resigning as accountants for the Company. However, the Company was subsequently informed by Mazars & Guerard, LLP that they will continue acting as auditors for the Company's principal operating subsidiary which is located in France.

     (b) In connection with the audit for the Company's fiscal years ended December 31, 1999 and 1998 and through the date of this report, there were no disagreements with Mazars & Guerard, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to their satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     (c) The report of Mazars & Guerard, LLP for the year ended December 31, 1998 does not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PRETORY USA, INC.

                                        /s/ Raquel Velasco
                                   By: ________________________
                                       Raquel Velasco
                                       Chairman of the Board and
                                       President

Dated:  April 21, 2000